Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Katie Strohacker, Senior Director of Investor Relations (617) 796-8251 www.ta-petro.com

TravelCenters of America LLC Announces Second Quarter 2017 Financial Results
____________________________________________________________________________________

Westlake, OH (August 8, 2017): TravelCenters of America LLC (Nasdaq: TA) today announced financial results for the three and six months ended June 30, 2017:

(in thousands, except per share and per gallon amounts unless indicated otherwise)	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Total revenues	$1,498,668	$1,430,008	$2,889,434	$2,579,830
(Loss) income before income taxes	(5,346)	5,570	(54,062)	(10,051)
Net (loss) income attributable to common shareholders	(3,013)	3,521	(32,437)	(6,423)

Net (loss) income per common share attributable to common shareholders (basic and diluted)	$(0.08)	$0.09	$(0.82)	$(0.17)

Supplemental Data:
Fuel sales volume (gallons):
Diesel fuel	412,629	418,519	807,334	840,919
Gasoline	139,718	142,635	259,169	261,239
Total fuel sales volume (gallons)	552,347	561,154	1,066,503	1,102,158

Total fuel revenues	$990,265	$931,211	$1,925,561	$1,640,739
Fuel gross margin	105,810	101,993	191,395	193,694
Fuel gross margin per gallon	$0.192	$0.182	$0.179	$0.176

Total nonfuel revenues	$504,096	$494,467	$955,470	$930,485
Nonfuel gross margin	280,129	272,175	535,504	516,490
Nonfuel gross margin percentage	55.6%	55.0%	56.0%	55.5%

EBITDA(1)	$31,141	$33,632	$21,609	$45,357

(1)
A reconciliation from net (loss) income to earnings before interest, taxes and depreciation and amortization, or EBITDA, appears in the supplemental data below. TA believes that net (loss) income is the most directly comparable financial measure calculated and presented in accordance with U.S. generally accepted accounting principles, or GAAP.

Thomas M. O'Brien, TA's CEO, made the following statement regarding the 2017 second quarter results:
"During the second quarter of 2017 our dispute with FleetCor/Comdata increased our operating expenses by about $5.3 million in legal fees and what we believe to be excessive fuel card transaction fees. The status of our dispute with FleetCor/Comdata remained unchanged since the time of our first quarter report: we are awaiting a ruling from the Delaware Court of Chancery.
"We incurred about $1.3 million of site level operating expenses during the 2017 second quarter that we did not incur in the second quarter of 2016 in connection with certain operating initiatives, particularly in staffing our commercial tire efforts and to expand the capacity of our RoadSquad business.
"Our efforts to achieve stabilized results at our recently acquired locations continued largely as expected for our travel centers and restaurants, but we have encountered certain challenges at our convenience stores, including challenges that are impacting the convenience store industry generally. While I believe these challenges may increase the time it will take TA to achieve expected results at these stores, I believe TA's fuel pricing, merchandising and cost control strategies will continue positively impacting our financial results at these stores.
"Last quarter I reported that TA had identified certain cost savings initiatives that would begin to be realized in the second half of 2017. These initiatives have begun and we are starting to see the benefits in our financial results."
Second Quarter 2017 Business Commentary
Fuel sales volume decreased by 8.8 million gallons, or 1.6%, and same site fuel sales volume decreased by 11.1 million gallons, or 2.0%, each in the 2017 second quarter compared to the 2016 second quarter. TA believes fuel volume decreases experienced during the 2017 second quarter resulted from comparatively weak consumer demand for gasoline, a relatively weak trucking freight environment and especially continued fuel efficiency gains and especially by TA's commercial diesel fuel customers. Fuel revenue increased by $59.1 million, or 6.3%, in the 2017 second quarter compared to the 2016 second quarter primarily due to higher market prices for fuel during the 2017 second quarter compared to the 2016 second quarter. Fuel gross margin increased by $3.8 million ($0.010 per gallon), to $105.8 million ($0.192 per gallon) primarily as a result of increased fuel gross margin per gallon achieved as a result of declining fuel prices during the 2017 second quarter and the impact of TA's pricing and purchasing strategies.
Nonfuel revenue increased $9.6 million, or 1.9%, in the 2017 second quarter compared to the 2016 second quarter due to a $7.1 million increase attributable to sites acquired and developed since the beginning of the 2016 second quarter and a $2.5 million same site increase due to favorable effects of certain pricing and marketing initiatives. Nonfuel gross margin increased $8.0 million, or 2.9%, in the 2017 second quarter compared to the 2016 second quarter due to a $4.1 million increase from sites acquired and developed since the beginning of the 2016 second quarter, and a $3.9 million, or 1.5%, increase in same site nonfuel gross margin. Same site nonfuel gross margin in the 2017 second quarter was 55.4% of nonfuel revenue, compared to 54.9% in the 2016 second quarter, a change largely attributable to the positive impact of TA's purchasing and pricing strategies and TA's marketing initiatives.
Site level operating expenses increased $8.8 million, or 3.6%, in the 2017 second quarter compared to the 2016 second quarter primarily due to a $4.9 million increase from sites acquired and developed since the beginning of the 2016 second quarter and what TA believes to be excess transaction fees of $2.8 million TA incurred related to the dispute with FleetCor Technologies, Inc. and its subsidiary Comdata Inc., or FleetCor/Comdata. On a same site basis, site level operating expenses as a percentage of nonfuel revenues increased versus the prior year quarter by 50 basis points to 50.0%. The change in this percentage is primarily due to the increased transaction fees being charged by FleetCor/Comdata.
Selling, general and administrative expenses for the 2017 second quarter increased $1.9 million, or 5.2%, compared to the 2016 second quarter, primarily attributable to litigation costs of $2.5 million related to TA's dispute with FleetCor/Comdata.
Real estate rent expense increased $4.4 million, or 6.8%, in the 2017 second quarter compared to the 2016 second quarter primarily from TA's sale to, and lease back from, Hospitality Properties Trust, or HPT, of five travel centers and improvements at leased sites since the beginning of the 2016 second quarter.
Depreciation and amortization expense increased $7.3 million, or 34.4%, in the 2017 second quarter compared to the 2016 second quarter primarily resulting from the locations acquired and other capital investments TA completed (and did not subsequently sell to HPT) since the beginning of the 2016 second quarter. The increase was partially offset by the reduction in TA's depreciable assets as a result of the sale to, and lease back from, HPT of two travel centers in June 2016.

Interest expense, net, increased by $1.1 million, or 16.3%, in the 2017 second quarter compared to the 2016 second quarter primarily due to capitalizing a smaller amount of total interest expense as a result of a reduced amount of assets under construction in the 2017 second quarter compared to the 2016 second quarter.
Net loss attributable to common shareholders for the 2017 second quarter was $3.0 million ($0.08 per common share) compared to net income attributable to common shareholders of $3.5 million ($0.09 per common share) for the 2016 second quarter. EBITDA for the 2017 second quarter decreased by $2.5 million, or 7.4%, as compared to the 2016 second quarter. A reconciliation from net (loss) income to EBITDA appears in the supplemental data below.
Travel Centers Segment
Both fuel and nonfuel revenues increased, resulting in an increase in total revenues of $60.9 million, or 5.0%, in the 2017 second quarter as compared to the 2016 second quarter. The increase in total revenues was primarily due to increases in market prices for fuel and from sales at recently developed properties opened in 2016 and 2017.
Site level gross margin in excess of site level operating expenses increased in the 2017 second quarter by $2.3 million, or 1.9%, as compared to the 2016 second quarter primarily due to a $5.0 million increase in nonfuel gross margin and a $2.5 million increase in fuel gross margin, partially offset by what TA believes to be excess transaction fees of $2.8 million being charged by FleetCor/Comdata.
On a same site basis, site level gross margin in excess of site level operating expenses increased by $2.8 million, or 2.4%, in the 2017 second quarter compared to the 2016 second quarter due to increases in nonfuel ($3.3 million) and fuel ($2.5 million) gross margin, which primarily resulted from an increase in fuel gross margin per gallon achieved as a result of declining fuel prices during the 2017 second quarter and the impact of TA's pricing and purchasing strategies, partially offset by an increase in site level operating expenses ($3.0 million) primarily due to what TA believes to be excess transaction fees being charged by FleetCor/Comdata.
Convenience Stores Segment
Both fuel and nonfuel revenues increased, resulting in an increase in total revenues of $5.3 million, or 2.8%, in the 2017 second quarter compared to the 2016 second quarter. The increase in total revenues was primarily due to the impact of the five locations acquired since the beginning of the 2016 second quarter and increases in market prices for fuel.
Site level gross margin in excess of site level operating expenses increased in the 2017 second quarter by $1.1 million, or 10.8%, as compared to the 2016 second quarter due to improvements in operating results at same sites and locations acquired since the beginning of the 2016 second quarter.
On a same site basis, site level gross margin in excess of site level operating expenses increased by $0.9 million, or 8.5%, in the 2017 second quarter compared to the 2016 second quarter due to increases in fuel ($1.2 million) and nonfuel ($0.6 million) gross margin, which primarily resulted from the impact of TA's continued improvements at recently acquired sites, partially offset by an increase in site level operating expenses.

Investment and Growth Activities
Since the beginning of 2011, when TA began its growth and acquisition program, to June 30, 2017, TA has invested $895.3 million to develop, purchase and improve travel centers, convenience stores and standalone restaurants. For the 12 months ended June 30, 2017, these investments produced site level gross margin in excess of site level operating expenses of $103.5 million, which, on a sequential basis, was $1.0 million, or 1.0%, more than the site level gross margin in excess of site level operating expenses for the 12 months ended March 31, 2017.
TA believes that its investments require a period after they are developed or acquired and upgrades are completed to reach expected stabilized financial results, generally three years for travel centers and one year for convenience stores.
TA acquired 37 travel centers during the 2011 to June 30, 2017, period. Of these stores, 36 are included in the "Travel Centers Segment Same Site Operating Data" for the six months ended June 30, 2017 and 2016. As of June 30, 2017, TA invested $313.4 million (including the cost of improvements) in these 36 locations, and these locations generated $53.2 million of site level gross margin in excess of site level operating expenses during the 12 months ended June 30, 2017. TA also developed four travel centers for a total investment of $95.9 million, and these locations generated $4.9 million of site level gross margin in excess of site level operating expenses during the 12 months ended June 30, 2017; TA operated these locations on average for less than a full year as of June 30, 2017 (one opened in each of January, March and May 2016, and March 2017).
TA acquired 228 convenience stores during the 2013 to June 30, 2017, period. Of these stores, 199 are included in the "Convenience Store Segment Same Site Operating Data" for the six months ended June 30, 2017 and 2016. As of June 30, 2017, TA invested $394.4 million (including the cost of improvements) in these 199 locations, and these locations generated $33.5 million of site level gross margin in excess of site level operating expenses during the 12 months ended June 30, 2017. The remaining 29 locations were acquired by TA in 2016 for a total investment of $49.0 million (including the cost of improvements), and these convenience stores generated $3.2 million of site level gross margin in excess of site level operating expenses during the 12 months ended June 30, 2017. Some of the 29 convenience stores TA acquired during 2016 were fully or partially out of service while being renovated during the 12 months ended June 30, 2017.
TA acquired one standalone restaurant during 2015 and 48 during 2016 (38 of which were operated by franchisees), and in 2017 acquired six of those 48 from one of TA's franchisees. As of June 30, 2017, TA invested $42.0 million (including the cost of improvements) in these 49 locations, and these locations generated $8.7 million of site level gross margin in excess of site level operating expenses during the 12 months ended June 30, 2017.
Other Growth Initiatives
In addition to the investments in new locations described above, TA made capital expenditures of $58.8 million during the six months ended June 30, 2017, some of which were site improvements of the type TA typically sells to HPT for an increase in rent and some of which were not yet complete as of June 30, 2017. Approximately $34.9 million of these expenditures are considered by TA to be investments designed to provide incremental returns. The returns on these investments may not exceed the cost of capital invested on a short term basis. TA does expect, however, that on a longer term basis, and especially during periods of economic and industry expansion, these investments may provide attractive returns. The remainder, or $23.9 million, is considered by TA to be investments to maintain TA's competitive position.

Conference Call:
On Tuesday, August 8, 2017, at 10:00 a.m. Eastern Time, TA will host a conference call to discuss its financial results and other activities for the three months ended June 30, 2017. Following management's remarks, there will be a question and answer period.
The conference call telephone number is 877-329-4614. Participants calling from outside the United States and Canada should dial 412-317-5437. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available for about a week after the call. To hear the replay, dial 412-317-0088. The replay pass code is 10110436.
A live audio webcast of the conference call will also be available in a listen only mode on TA's website at www.ta-petro.com. To access the webcast, participants should visit TA's website about five minutes before the call. The archived webcast will be available for replay on TA's website for about one week after the call. The transcription, recording and retransmission in any way of TA's second quarter conference call is strictly prohibited without the prior written consent of TA. The Company's website is not incorporated as part of this press release.

About TravelCenters of America LLC:
TA's nationwide business includes travel centers located in 43 U.S. states and in Canada, standalone convenience stores in 11 states and standalone restaurants in 14 states. TA's travel centers operate under the "TravelCenters of America," "TA," "Petro Stopping Centers" and "Petro" brand names and offer diesel and gasoline fueling, restaurants, truck repair services, travel/convenience stores and other services which are designed to provide attractive and efficient travel experiences to professional drivers and other motorists. TA's convenience stores operate principally under the "Minit Mart" brand name and offer gasoline fueling as well as nonfuel products and services such as coffee, groceries, fresh food offerings and other convenience items. TA's standalone restaurants operate principally under the "Quaker Steak & Lube" brand name.

WARNING CONCERNING FORWARD LOOKING STATEMENTS
THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. WHENEVER TA USES WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "INTEND," "PLAN," "ESTIMATE," "WILL," "MAY" AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, TA IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA'S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY TA'S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. AMONG OTHERS, THE FORWARD LOOKING STATEMENTS WHICH APPEAR IN THIS PRESS RELEASE THAT MAY NOT OCCUR INCLUDE:

•
STATEMENTS BY TA'S CEO, MR. O'BRIEN, THAT CERTAIN INITIATIVES ARE CURRENTLY EXPECTED TO RESULT IN COST SAVINGS BEGINNING IN THE SECOND HALF OF 2017, AND EXPRESSIONS OF HIS CONFIDENCE IN GENERATING IMPROVED FINANCIAL RESULTS FROM RECENTLY ACQUIRED LOCATIONS MAY IMPLY THAT TA'S INITIATIVES WILL GENERATE INCREASED OPERATING INCOME. HOWEVER, THE EXPECTED INCREASED MARGINS OR DECREASED EXPENSES MAY BE DELAYED, MAY NOT BE REALIZED AND/OR MAY NOT BE IN EXCESS OF THE NEGATIVE IMPACT OF DECLINING CUSTOMER DEMAND FOR TA'S GOODS AND SERVICES, INCLUDING FUEL, OR OF EXCESS TRANSACTION FEES OR OTHER COSTS. TA'S SUCCESS IN THESE MATTERS DEPENDS ON MANY FACTORS, SOME OF WHICH ARE BEYOND TA'S CONTROL;

•
STATEMENTS BY MR. O'BRIEN, AND OTHER DISCLOSURES IN THIS PRESS RELEASE, SEPARATELY ADDRESS SOME OF THE IMPACTS OF TA'S LITIGATION WITH FLEETCOR/COMDATA. THE FACT THAT THESE ARE SEPARATELY ADDRESSED MAY IMPLY THAT THESE IMPACTS ARE GOING TO BE TEMPORARY, OR ONE-TIME IN NATURE. HOWEVER, TA'S LITIGATION WITH FLEETCOR/COMDATA IS ONGOING, AND UNLESS THE COURT DECIDES IN TA'S FAVOR OR A NEW AGREEMENT IS ACHIEVED, TA EXPECTS THAT FLEETCOR/COMDATA IS LIKELY TO CONTINUE TO IMPOSE ON TA INCREASED TRANSACTION FEES IN EXCESS OF THE TRANSACTION FEES PREVIOUSLY PAID PURSUANT TO ITS MERCHANT AGREEMENT (SUCH EXCESS FEES AVERAGED $0.9 MILLION PER MONTH IN THE MONTHS FEBRUARY THROUGH JUNE 2017), AND THAT TA WILL CONTINUE TO INCUR SIGNIFICANT COSTS RELATED TO THIS LITIGATION UNTIL IT IS COMPLETED. WHILE TA CURRENTLY EXPECTS THIS LITIGATION MAY BE CONCLUDED DURING THE THIRD QUARTER OF 2017, IT MAY NOT BE. IN ADDITION, DESPITE TA'S BELIEF IN THE MERITS OF ITS POSITIONS IN THIS LITIGATION, TA MAY NOT PREVAIL IN THIS LITIGATION. IF TA DOES NOT PREVAIL IN THIS LITIGATION, TA WILL NO LONGER HAVE A MERCHANT AGREEMENT WITH FLEETCOR/COMDATA AND, IF TA DOES NOT THEN ENTER A NEW MERCHANT AGREEMENT WITH FLEETCOR/COMDATA, TA MAY LOSE A MATERIAL AMOUNT OF FUTURE BUSINESS FROM ITS CUSTOMERS WHO USE COMDATA ISSUED FUEL CARDS, THE RESULT OF WHICH COULD HAVE A MATERIAL ADVERSE AFFECT ON TA'S BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS OR CASH FLOWS. EVEN IF TA PREVAILS IN THIS LITIGATION, TA MAY NEED TO REACH A NEW AGREEMENT WITH FLEETCOR/COMDATA REGARDING FEES BEFORE TA'S MERCHANT AGREEMENT EXPIRES ACCORDING TO ITS PRESENT TERMS ON JANUARY 2, 2022. MOREOVER, THE CONTINUATION OF THIS LITIGATION IS DISTRACTING TO TA'S MANAGEMENT AND IT IS EXPENSIVE, AND THIS DISTRACTION AND EXPENSE MAY CONTINUE BEYOND THE ISSUANCE OF A RULING FROM THE COURT BECAUSE OF DELAYS, APPEALS OR OTHERWISE;

•
THIS PRESS RELEASE DISCLOSES CERTAIN INVESTMENTS TA MADE DURING THE SIX MONTHS ENDED JUNE 30, 2017, SOME OF WHICH WERE DESIGNED TO PROVIDE INCREMENTAL RETURNS TO TA AND SOME THAT ARE CONSIDERED TO BE INVESTMENTS TO MAINTAIN ITS COMPETITIVE POSITION. HOWEVER, TA MAY NOT REALIZE INCREMENTAL RETURNS OR MAINTAIN ITS COMPETITIVE POSITION AS A RESULT OF THESE INVESTMENTS; AND

•
THIS PRESS RELEASE STATES THAT TA IS CURRENTLY UNDERTAKING SEVERAL OPERATING INITIATIVES. TA MAY NOT REALIZE THE BENEFITS IT EXPECTS FROM THESE INITIATIVES AND THE COSTS IT INCURS IN DESIGNING, IMPLEMENTING AND EXECUTING THESE INITIATIVES MAY EXCEED ANY BENEFITS IT MAY REALIZE FROM THEM.

THE INFORMATION CONTAINED IN TA'S PERIODIC REPORTS, INCLUDING TA'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2016, WHICH HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, OR SEC, AND TA'S QUARTERLY REPORTS ON FORM 10-Q FOR THE PERIODS ENDED MARCH 31, 2017 AND JUNE 30, 2017, WHICH HAVE BEEN OR WILL BE FILED WITH THE SEC, UNDER THE CAPTION "RISK FACTORS," OR ELSEWHERE IN THOSE REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM TA'S FORWARD LOOKING STATEMENTS. TA'S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV.
YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.
EXCEPT AS REQUIRED BY LAW, TA DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENT AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended June 30,
	2017	2016
Revenues:
Fuel	$990,265	$931,211
Nonfuel	504,096	494,467
Rent and royalties from franchisees	4,307	4,330
Total revenues	1,498,668	1,430,008

Cost of goods sold (excluding depreciation):
Fuel	884,455	829,218
Nonfuel	223,967	222,292
Total cost of goods sold	1,108,422	1,051,510

Operating expenses:
Site level operating	252,946	244,120
Selling, general and administrative	37,877	36,009
Real estate rent	69,144	64,736
Depreciation and amortization	28,649	21,322
Total operating expenses	388,616	366,187

Income from operations	1,630	12,311

Acquisition costs	63	1,092
Interest expense, net	7,838	6,740
Income from equity investees	925	1,091
(Loss) income before income taxes	(5,346)	5,570
Benefit (provision) for income taxes	2,380	(1,985)
Net (loss) income	(2,966)	3,585
Less: net income for noncontrolling interests	47	64
Net (loss) income attributable to common shareholders	$(3,013)	$3,521

Net (loss) income per common share attributable to common shareholders:
Basic and diluted	$(0.08)	$0.09
These financial statements should be read in conjunction with TA's Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share amounts)

	Six Months Ended June 30,
	2017	2016
Revenues:
Fuel	$1,925,561	$1,640,739
Nonfuel	955,470	930,485
Rent and royalties from franchisees	8,403	8,606
Total revenues	2,889,434	2,579,830

Cost of goods sold (excluding depreciation):
Fuel	1,734,166	1,447,045
Nonfuel	419,966	413,995
Total cost of goods sold	2,154,132	1,861,040

Operating expenses:
Site level operating	498,861	478,170
Selling, general and administrative	78,689	66,975
Real estate rent	137,143	128,265
Depreciation and amortization	60,449	41,847
Total operating expenses	775,142	715,257

(Loss) income from operations	(39,840)	3,533

Acquisition costs	203	2,061
Interest expense, net	15,222	13,561
Income from equity investees	1,203	2,038
Loss before income taxes	(54,062)	(10,051)
Benefit for income taxes	21,695	3,692
Net loss	(32,367)	(6,359)
Less: net income for noncontrolling interests	70	64
Net loss attributable to common shareholders	$(32,437)	$(6,423)

Net loss per common share attributable to common shareholders:
Basic and diluted	$(0.82)	$(0.17)
These financial statements should be read in conjunction with TA's Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	June 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$76,625	$61,312
Accounts receivable, net	115,417	107,246
Inventory	197,131	204,145
Other current assets	26,292	29,358
Total current assets	415,465	402,061

Property and equipment, net	1,023,032	1,082,022
Goodwill	89,698	88,542
Other intangible assets, net	35,510	37,738
Other noncurrent assets	60,988	49,478
Total assets	$1,624,693	$1,659,841

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$154,010	$157,964
Current HPT Leases liabilities	40,432	39,720
Other current liabilities	148,515	132,648
Total current liabilities	342,957	330,332

Long term debt, net	319,183	318,739
Noncurrent HPT Leases liabilities	375,792	381,854
Other noncurrent liabilities	63,447	75,837
Total liabilities	1,101,379	1,106,762

Shareholders' equity (39,556 and 39,523 common shares outstanding at June 30, 2017 and December 31, 2016, respectively)	523,314	553,079
Total liabilities and shareholders' equity	$1,624,693	$1,659,841
These financial statements should be read in conjunction with TA's Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands)

Non-GAAP financial measures are financial measures that are not determined in accordance with GAAP. TA believes the non-GAAP financial measures presented in the table below are meaningful supplemental disclosures because they may help investors gain a better understanding of changes in TA's operating results and its ability to pay rent or service debt, make capital expenditures and expand its business. These non-GAAP financial measures also may help investors to make comparisons between TA and other companies on both a GAAP and a non-GAAP basis. TA calculates EBITDA as earnings before interest, taxes and depreciation and amortization, as shown below. TA believes that EBITDA is a meaningful disclosure that may help investors to better understand its financial performance, including by allowing investors to compare TA's performance between periods and to the performance of other companies. EBITDA is used by management to evaluate TA's financial performance and compare TA's performance over time and to the performance of other companies. This information should not be considered as an alternative to net (loss) income attributable to common shareholders, net (loss) income or income (loss) from operations, as an indicator of TA's operating performance or as a measure of TA's liquidity. Also, EBITDA as presented may not be comparable to similarly titled amounts calculated by other companies.
TA believes that net (loss) income is the most comparable financial measure, determined according to GAAP, to TA's presentation of EBITDA. The following table presents the reconciliation of this non-GAAP financial measure to net (loss) income for the three and six months ended June 30, 2017 and 2016.

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Calculation of EBITDA:
Net (loss) income	$(2,966)	$3,585	$(32,367)	$(6,359)
Add: (benefit) provision for income taxes	(2,380)	1,985	(21,695)	(3,692)
Add: depreciation and amortization	28,649	21,322	60,449	41,847
Add: interest expense, net	7,838	6,740	15,222	13,561
EBITDA	$31,141	$33,632	$21,609	$45,357

TRAVELCENTERS OF AMERICA LLC
SUPPLEMENTAL SAME SITE OPERATING DATA
(in thousands, except number of locations and per gallon amounts unless indicated otherwise)

CONSOLIDATED SAME SITE OPERATING DATA
The following table presents consolidated operating data for the periods noted for all of the locations in operation on June 30, 2017, that were operated by TA continuously since the beginning of the earliest period presented, with the exception of five locations TA operates that are owned by an unconsolidated joint venture in which TA owns a noncontrolling interest. This data excludes revenues and expenses at locations TA does not operate, such as rents and royalties from franchisees, and corporate level selling, general and administrative expenses. TA does not exclude locations from the same site comparisons as a result of capital improvements to the site or changes in the services offered.

	Three Months Ended June 30,				Six Months Ended June 30,
	2017	2016	Change		2017	2016	Change
Number of same site company operated locations	446	446	—		420	420	—

Diesel sales volume (gallons)	406,394	413,285	(1.7)%		787,862	827,595	(4.8)%
Gasoline sales volume (gallons)	130,924	135,169	(3.1)%		233,504	240,904	(3.1)%
Total fuel sales volume (gallons)	537,318	548,454	(2.0)%		1,021,366	1,068,499	(4.4)%

Fuel revenues	$962,124	$908,518	5.9%		$1,842,440	$1,585,835	16.2%
Fuel gross margin	104,801	101,128	3.6%		186,275	190,722	(2.3)%
Fuel gross margin per gallon	$0.195	$0.184	6.0%		$0.182	$0.178	2.2%

Nonfuel revenues	$487,771	$485,258	0.5%		$905,427	$907,220	(0.2)%
Nonfuel gross margin	270,234	266,324	1.5%		509,051	504,561	0.9%
Nonfuel gross margin percentage	55.4%	54.9%	50	pts	56.2%	55.6%	60	pts

Total gross margin	$375,035	$367,452	2.1%		$695,326	$695,283	—%
Site level operating expenses	243,923	240,036	1.6%		472,630	466,996	1.2%
Site level operating expenses as a percentage of nonfuel revenues	50.0%	49.5%	50	pts	52.2%	51.5%	70	pts
Site level gross margin in excess of site level operating expenses	$131,112	$127,416	2.9%		$222,696	$228,287	(2.4)%

TRAVELCENTERS OF AMERICA LLC
SUPPLEMENTAL SAME SITE OPERATING DATA
(in thousands, except number of locations and per gallon amounts unless indicated otherwise)

TRAVEL CENTERS SEGMENT SAME SITE OPERATING DATA
The following table presents operating data for the periods noted for all of the travel centers in operation on June 30, 2017, that were operated by TA continuously since the beginning of the earliest period presented, with the exception of two travel centers TA operates that are owned by an unconsolidated joint venture in which TA owns a noncontrolling interest. This data also excludes revenues and expenses at travel centers TA does not operate, such as rents and royalties from franchisees, and corporate level selling, general and administrative expenses. TA does not exclude locations from the same site comparisons as a result of capital improvements to the site or changes in the services offered.

	Three Months Ended June 30,				Six Months Ended June 30,
Travel Centers	2017	2016	Change		2017	2016	Change
Number of same site company operated travel center locations	222	222	—		220	220	—

Diesel sales volume (gallons)	401,691	408,578	(1.7)%		779,801	819,917	(4.9)%
Gasoline sales volume (gallons)	71,700	73,480	(2.4)%		131,424	134,598	(2.4)%
Total fuel sales volume (gallons)	473,391	482,058	(1.8)%		911,225	954,515	(4.5)%

Fuel revenues	$843,443	$790,390	6.7%		$1,640,405	$1,406,259	16.7%
Fuel gross margin	89,696	87,213	2.8%		162,157	168,000	(3.5)%
Fuel gross margin per gallon	$0.189	$0.181	4.4%		$0.178	$0.176	1.1%

Nonfuel revenues	$417,902	$416,095	0.4%		$788,307	$791,728	(0.4)%
Nonfuel gross margin	245,827	242,517	1.4%		467,495	464,237	0.7%
Nonfuel gross margin percentage	58.8%	58.3%	50	pts	59.3%	58.6%	70	pts

Total gross margin	$335,523	$329,730	1.8%		$629,652	$632,237	(0.4)%
Site level operating expenses	215,872	212,876	1.4%		422,650	418,790	0.9%
Site level operating expenses as a percentage of nonfuel revenues	51.7%	51.2%	50	pts	53.6%	52.9%	70	pts
Site level gross margin in excess of site level operating expenses	$119,651	$116,854	2.4%		$207,002	$213,447	(3.0)%

TRAVELCENTERS OF AMERICA LLC
SUPPLEMENTAL SAME SITE OPERATING DATA
(in thousands, except number of locations and per gallon amounts unless indicated otherwise)

CONVENIENCE STORES SEGMENT SAME SITE OPERATING DATA
The following table presents operating data for the periods noted for all of the convenience stores in operation on June 30, 2017, that were operated by TA continuously since the beginning of the earliest period presented, with the exception of three convenience stores TA operates that are owned by an unconsolidated joint venture in which TA owns a noncontrolling interest. This data also excludes revenues and expenses at convenience stores TA does not operate, such as revenues from a dealer operated convenience store, and corporate level selling, general and administrative expenses. TA does not exclude locations from the same site comparisons as a result of capital improvements to the site or changes in the services offered.

	Three Months Ended June 30,				Six Months Ended June 30,
Convenience Stores	2017	2016	Change		2017	2016	Change
Number of same site company operated convenience store locations	224	224	—		200	200	—

Total acquisition cost and initial renovation investment at end of period	$432,376	$420,568	2.8%		$394,349	$385,772	2.2%

Fuel sales volume (gallons)	63,927	66,396	(3.7)%		110,141	113,984	(3.4)%
Fuel revenues	$118,681	$118,128	0.5%		$202,035	$179,576	12.5%
Fuel gross margin	15,105	13,915	8.6%		24,118	22,722	6.1%
Fuel gross margin per gallon	$0.236	$0.210	12.4%		$0.219	$0.199	10.1%

Nonfuel revenues	$69,869	$69,163	1.0%		$117,120	$115,492	1.4%
Nonfuel gross margin	24,407	23,807	2.5%		41,556	40,324	3.1%
Nonfuel gross margin percentage	34.9%	34.4%	50	pts	35.5%	34.9%	60	pts

Total gross margin	$39,512	$37,722	4.7%		$65,674	$63,046	4.2%
Site level operating expenses	28,051	27,160	3.3%		49,980	48,206	3.7%
Site level operating expenses as a percentage of nonfuel revenues	40.1%	39.3%	80	pts	42.7%	41.7%	100	pts
Site level gross margin in excess of site level operating expenses	$11,461	$10,562	8.5%		$15,694	$14,840	5.8%

TRAVELCENTERS OF AMERICA LLC
BUSINESS SEGMENT INFORMATION
(in thousands)

The following tables present business segment information for travel centers and convenience stores, or TA's reportable segments, for the three and six months ended June 30, 2017 and 2016.

	Three Months Ended June 30, 2017
	Travel Centers	Convenience Stores	Corporate and Other	Consolidated
Revenues:
Fuel	$848,289	$122,287	$19,689	$990,265
Nonfuel	421,741	71,884	10,471	504,096
Rent and royalties from franchisees	3,189	54	1,064	4,307
Total revenues	1,273,219	194,225	31,224	1,498,668

Site level gross margin in excess of site level operating expenses	$122,942	$11,707	$2,651	$137,300

Corporate operating expenses:
Selling, general and administrative			$37,877	$37,877
Real estate rent			69,144	69,144
Depreciation and amortization			28,649	28,649
Income from operations				1,630

Acquisition costs			63	63
Interest expense, net			7,838	7,838
Income from equity investees			925	925
Loss before income taxes				(5,346)
Benefit for income taxes			2,380	2,380
Net loss				(2,966)
Less: net income for noncontrolling interests				47
Net loss attributable to common shareholders				$(3,013)
Supplemental data:

Gross margin
Fuel	$90,235	$15,535	$40	$105,810
Nonfuel	248,140	25,115	6,874	280,129
Rent and royalties from franchisees	3,189	54	1,064	4,307
Total gross margin	$341,564	$40,704	$7,978	$390,246

Site level operating expenses	$218,622	$28,997	$5,327	$252,946

TRAVELCENTERS OF AMERICA LLC
BUSINESS SEGMENT INFORMATION
(in thousands)

	Three Months Ended June 30, 2016
	Travel Centers	Convenience Stores	Corporate and Other	Consolidated
Revenues:
Fuel	$792,016	$119,193	$20,002	$931,211
Nonfuel	417,168	69,673	7,626	494,467
Rent and royalties from franchisees	3,176	57	1,097	4,330
Total revenues	1,212,360	188,923	28,725	1,430,008

Site level gross margin in excess of site level operating expenses	$120,667	$10,568	$3,143	$134,378

Corporate operating expenses:
Selling, general and administrative			$36,009	$36,009
Real estate rent			64,736	64,736
Depreciation and amortization			21,322	21,322
Income from operations				12,311

Acquisition costs			1,092	1,092
Interest expense, net			6,740	6,740
Income from equity investees			1,091	1,091
Income before income taxes				5,570
Provision for income taxes			(1,985)	(1,985)
Net income				3,585
Less: net income for noncontrolling interests				64
Net income attributable to common shareholders				$3,521
Supplemental data:

Gross margin
Fuel	$87,731	$14,057	$205	$101,993
Nonfuel	243,139	23,929	5,107	272,175
Rent and royalties from franchisees	3,176	57	1,097	4,330
Total gross margin	$334,046	$38,043	$6,409	$378,498

Site level operating expenses	$213,379	$27,475	$3,266	$244,120

TRAVELCENTERS OF AMERICA LLC
BUSINESS SEGMENT INFORMATION
(in thousands)

	Six Months Ended June 30, 2017
	Travel Centers	Convenience Stores	Corporate and Other	Consolidated
Revenues:
Fuel	$1,662,430	$225,993	$37,138	$1,925,561
Nonfuel	803,153	132,586	19,731	955,470
Rent and royalties from franchisees	6,218	108	2,077	8,403
Total revenues	2,471,801	358,687	58,946	2,889,434

Site level gross margin in excess of site level operating expenses	$214,505	$17,070	$4,866	$236,441

Corporate operating expenses:
Selling, general and administrative			$78,689	$78,689
Real estate rent			137,143	137,143
Depreciation and amortization			60,449	60,449
Loss from operations				(39,840)

Acquisition costs			203	203
Interest expense, net			15,222	15,222
Income from equity investees			1,203	1,203
Loss before income taxes				(54,062)
Benefit for income taxes			21,695	21,695
Net loss				(32,367)
Less: net income for noncontrolling interests				70
Net loss attributable to common shareholders				$(32,437)
Supplemental data:

Gross margin
Fuel	$164,489	$26,780	$126	$191,395
Nonfuel	476,351	46,230	12,923	535,504
Rent and royalties from franchisees	6,218	108	2,077	8,403
Total gross margin	$647,058	$73,118	$15,126	$735,302

Site level operating expenses	$432,553	$56,048	$10,260	$498,861

TRAVELCENTERS OF AMERICA LLC
BUSINESS SEGMENT INFORMATION
(in thousands)

	Six Months Ended June 30, 2016
	Travel Centers	Convenience Stores	Corporate and Other	Consolidated
Revenues:
Fuel	$1,414,596	$191,824	$34,319	$1,640,739
Nonfuel	798,351	123,796	8,338	930,485
Rent and royalties from franchisees	7,318	191	1,097	8,606
Total revenues	2,220,265	315,811	43,754	2,579,830

Site level gross margin in excess of site level operating expenses	$221,698	$14,939	$3,983	$240,620

Corporate operating expenses:
Selling, general and administrative			$66,975	$66,975
Real estate rent			128,265	128,265
Depreciation and amortization			41,847	41,847
Income from operations				3,533

Acquisition costs			2,061	2,061
Interest expense, net			13,561	13,561
Income from equity investees			2,038	2,038
Loss before income taxes				(10,051)
Benefit for income taxes			3,692	3,692
Net loss				(6,359)
Less: net income for noncontrolling interests				64
Net loss attributable to common shareholders				$(6,423)
Supplemental data:

Gross margin
Fuel	$169,531	$23,846	$317	$193,694
Nonfuel	468,122	42,706	5,662	516,490
Rent and royalties from franchisees	7,318	191	1,097	8,606
Total gross margin	$644,971	$66,743	$7,076	$718,790

Site level operating expenses	$423,273	$51,804	$3,093	$478,170

(End)